EXHIBIT 99.1


        LEADING EUROPEAN VOD INTEGRATOR SELECTS SUPERCLICK FOR HIGH SPEED
                            INTERNET ACCESS SOLUTIONS

LAGUNA HILLS, Calif., Dec 02, 2004 (PRIMEZONE via COMTEX) -- Superclick, Inc. (OTCBB:SPCK), a technology leader in IP infrastructure solutions to the hospitality industry, today announced an agreement with Locatel, France's leading integrator of video and high-speed Internet solutions, whereby Superclick will be Locatel's preferred High Speed Internet supplier to its customer hotels. Locatel currently provides a range of services to more than 2,000 hotels and 1,000 hospitals and clinics throughout Europe. Locatel will OEM Superclick's SIMS Gateway server and provide it to its customer base as Locatel Internet High Speed Access (LIHSA).

"After extensive evaluation of Superclick's Internet Management System (SIMS), we have concluded that Superclick provides the most robust solution in the market" said Guillaume Deguerry, Export Director for Locatel. "It performed extremely well in all respects, has the most comprehensive management and reporting capabilities and helps our customers leverage their IP infrastructure investment through the addition of revenue generating IP services such as their Voice over IP Teleconference service."

Superclick will provide Locatel with its SIMS Visitor Based Network servers and provide Locatel's customers with 24/7/365 guest support services over Superclick's VoIP solution. IP based services such as Superclick's announced in-hotel printing and VoIP audio-teleconferencing, among others under development, can now be offered to Locatel's customers as a result of this agreement.

"We are very happy to have Locatel, a leading European company in the hospitality industry, as our premier partner in Europe" said John Glazik, Superclick's President and CEO. "Less than 10% of Europe's hotels are equipped with High Speed Internet Access which makes it one of the most important markets over the next several years. Our solution will enable Locatel to provide its customers with the best IP infrastructure management solution available."

According to European-based research firm EHLITE, Europe retains by far the greatest hotel capacity of the six worldwide tourism regions, as defined by the WTO, with about 6.2 million rooms (an estimated 38% of the total).

About Superclick, Inc.

Superclick, Inc., through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)) in worldwide hospitality, multi-tenant unit (MTU) and university markets. Superclick provides hotels, MTU residences and universities with cost-effective Internet access utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. Superclick's proprietary technology converts dial-up analog Internet calls to digital access, improves connection speeds, unclogs local trunks, consolidates Internet traffic, supports flexible billing and provides targeted advertising to end-users. Current clients include MTU residences and Candlewood Suites (r), Crowne Plaza(r), Four Points by Sheraton(r), InterContinental Hotels Group PLC, Hilton(r), Holiday Inn(r), Holiday Inn Express(r), Hampton Inn(r), Marriott(r), Novotel(r), Radisson(r), Sheraton(r), Westin(r) and Wyndham(r) hotels in Canada, the Caribbean and the United States.

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About Locatel

Locatel is the leading French supplier of audiovisual and interactive screen-based services to the European hospitality and healthcare markets. The company currently services more than 2,000 hotels and 1,000 hospitals and clinics.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


SOURCE: Superclick, Inc.

By Staff

CONTACT:        Superclick, Inc.
                John Bevilacqua, Investor Relations
                (866) 405-3959